UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2021

UNIVERSAL FOREST PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan		49525
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPI	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Section 5.Corporate Governance and Management

Item 5.07.Submission of Matters to a Vote of Security Holders

On April 21, 2021, the Company held its 2021 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies; the proposals are described in detail in the Company's Proxy Statement dated March 10, 2021. The voting results are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2024 Annual Meeting of Shareholders, by the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Matthew J. Missad	53,203,475	512,269	4,951	2,457,013
Thomas W. Rhodes	51,576,258	2,121,733	22,704	2,457,013
Brian C. Walker	53,182,587	516,456	21,652	2,457,013

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company's independent Registered Public Accounting Firm for Fiscal 2021.

The shareholders ratified the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal 2021 by the following votes:

For	Against	Abstain
55,280,277	387,206	510,225

Proposal 3 – Advisory (Non-Binding) Vote on Executive Compensation.

The shareholders approved the proposed resolution to approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC by the following votes:

For	Against	Abstain	Broker Non-Votes
51,400,015	1,569,359	751,321	2,457,013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

8
Dated: April 21, 2021	UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer